UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2005

FIRST DATA CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-11073	47-0731996
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6200 South Quebec Street, Greenwood Village, Colorado	80111
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code:	(303) 967-8000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Amendments to Senior Executive Incentive Plan

On May 11, 2005, shareholders of First Data Corporation (the "Company") approved amendments to the Company's Senior Executive Incentive Plan (the "SEIP") to: (i) expand the class of eligible participants under the SEIP to include, in addition to the Company's Chief Executive Officer, any executive officer of the Company who reports directly to the Chief Executive Officer and who is identified as eligible to participate in the SEIP by the Compensation Committee; (ii) allow the Company's Compensation and Benefits Committee to use specified business performance goals in addition to or in lieu of earnings before interest expense and taxes (EBIT) to determine the annual incentive compensation payable, if any, to participants under the SEIP; (iii) increase the maximum annual award payable to the Chief Executive Officer under the SEIP to $3 million; and (iv) set maximum annual awards for the other participants at $1.5 million. The SEIP, as amended, was filed as Exhibit B to the Company's Definitive Proxy Statement dated March 28, 2005 and is incorporated herein by reference as Exhibit 10.1.

Board of Director Compensation

On May 11, 2005, the Board of Directors of the Company approved an amendment to the First Data Corporation 1993 Director Stock Option Plan (the "Director Equity Plan") to reduce the potential benefits under the plan and approved an increase in the annual retainer fees for non-employee directors and certain committee chairpersons. Effective May 11, 2005, non-employee directors will be paid an annual retainer of $90,000. In addition, the chairperson of the Audit Committee will receive an annual retainer of $20,000 and the chairperson of the Compensation and Benefits Committee will receive an annual retainer of $10,000.

Under the Director Equity Plan, non-employee directors have the option of electing to receive all or a portion of their annual retainer fees in the form of stock option grants. The amendment increases the price at which the retainer is converted into stock from ten percent (10%) of the fair market value of the stock at the time of the grant to twenty-five percent (25%) of such value. This amendment will result in a reduction in the number of shares subject to the option that the director would receive if they elect to receive their retainer fees in the form of stock option grants.

Item 8.01 Other Events.

A total of 704,304,852 of the Company's shares of common stock were present or represented by proxy at the Company's Annual Meeting of Stockholders held on May 11, 2005 (the "2005 Annual Meeting"). This represented more than 89% of the Company's shares outstanding. Four management proposals were voted upon at the 2005 Annual Meeting and all were approved. One shareholder proposal to amend the Company's Certificate of Incorporation was properly presented at the 2005 Annual Meeting and was not approved.

Proposal 1 Election of Directors.

The terms of office of four current directors, Alison Davis, James D. Robinson III, Bernard L. Schwartz and Arthur F. Weinbach, expired at the 2005 Annual Meeting and all were re-elected to a three-year term. The results of the voting were as follows:

	For	Withheld
Alison Davis	691,929,180	12,375,672
James D. Robinson III	656,234,788	48,070,064
Bernard L. Schwartz	657,757,822	46,547,030
Arthur F. Weinbach	691,215,579	13,089,273

Other directors whose terms continued after the meeting are Daniel P. Burnham, Charles T. Fote, Jack M. Greenberg, Courtney F. Jones, Richard P. Kiphart, Charles T. Russell and Joan E. Spero.

Proposal 2 Approval of an increase in the number of shares issuable under the Company's Employee Stock Purchase Plan by 6,000,000 shares of the Company's Common Stock.

The results of the voting were as follows:

For	Against	Abstain	Broker Non-Vote
587,564,471	24,847,517	5,665,830	86,227,034

Proposal 3 Approval of amendments to the Company's Senior Executive Incentive Plan.

The results of the voting were as follows:

For	Against	Abstain	Broker Non-Vote
667,079,323	31,078,568	6,146,961	0

Proposal 4 Ratification of the selection of Ernst & Young LLP as independent auditors of the Company for 2005.

The results of the voting were as follows:

For	Against	Abstain	Broker Non-Vote
676,626,942	23,006,031	4,671,879	0

Shareholder Proposal on Director Liability.

The results of the voting were as follows:

For	Against	Abstain	Broker Non-Vote
82,034,614	526,956,641	9,086,563	86,227,034

Item 9.01 Financial Statements and Exhibits.

(c) The following is a list of the Exhibits filed herewith.

Exhibit Number	Description of Exhibit
10.1	First Data Corporation Senior Executive Incentive Plan, as amended (incorporated by reference to Exhibit B of the Company's Definitive Proxy Statement dated March 28, 2005).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST DATA CORPORATION

By: /s/ Stanley J. Andersen

Stanley J. Andersen, Assistant Secretary

Date: May 13, 2005

Exhibit Index

The following is a list of the Exhibits furnished herewith.

Exhibit Number	Description of Exhibit
10.1	First Data Corporation Senior Executive Incentive Plan, as amended (incorporated by reference to Exhibit B of the Company's Definitive Proxy Statement dated March 28, 2005).